Exhibit 13.2

CERTIFICATION

Pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned, Zhou Qimin, Chief Financial Officer of China Eastern Airlines Corporation Limited (the “Company”), hereby certifies, to the best of his knowledge, that the Company’s annual report on Form 20-F/A for the year ended December 31, 2020 (the “Report”) (i) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: January 28, 2022

/s/ Zhou Qimin
Name: Zhou Qimin
Title: Vice President, Chief Financial Officer

The foregoing certification is being furnished solely pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, and is not being filed as part of the Report or as a separate disclosure document.